Exhibit 99.1

iret

Earnings Release and Supplemental Operating & Financial Data

YEAR ENDING
DECEMBER 31, 2019

Earnings Release

IRET Announces Financial and Operating Results for the Year Ended
December 31, 2019 and Provides 2020 Financial Outlook
MINNEAPOLIS, MN, February 19, 2020 – IRET (NYSE: IRET) announced today its financial and operating results for the year ended December 31, 2019. Net income and Funds from Operations (“FFO”) per share for the transition period ended December 31, 2019, are detailed below. Core FFO adjusts FFO for certain non-routine items, and both FFO and Core FFO are reconciled to net income in the tables accompanying this earnings release.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Per Share	2019	2018	2019	2018
Earnings (loss) per share - diluted	$3.89	$(0.49)	$6.00	$(1.83)
FFO - diluted	0.90	0.92	4.05	3.29
Core FFO - diluted	0.96	0.92	3.72	3.41

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Same-Store Results	4Q19 vs 4Q18	4Q19 vs. 3Q19	CY19 vs. CY18
Revenues	2.8%	0.4%	3.7%
Expenses	6.4%	1.6%	3.8%
Net Operating Income (“NOI”)	0.2%	(0.4)%	3.6%

	Three months ended			Twelve months ended
Same-Store Results	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Weighted Average Occupancy	94.0%	93.3%	94.2%	94.3%	93.6%
Net operating income ("NOI"), funds from operations ("FFO"), and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" below.
Financial Highlights for the Year Ended December 31, 2019

•	Grew earnings per share to $6.00 per diluted share for the year ended December 31, 2019, compared to a net loss of $1.83 per diluted share for the year ended December 31, 2018.

•	Increased FFO year-over-year from $3.29 per diluted share to $4.05 per diluted share and increased Core FFO from $3.41 per diluted share to $3.72 per diluted share.

•
Increased same-store revenue year-over-year by 3.7% driven by 3.0% growth in rental revenue and 0.7% growth in occupancy, while same-store operating expenses grew 3.8% year-over-year, primarily due to real estate taxes and insurance. The combination of 3.7% same-store revenue growth and expense control initiatives that limited same-store controllable expenses growth to approximately 1.8% over the same period in 2018, led to same-store NOI growth of 3.6% for the year ended December 31, 2019.

•	Acquired three new apartment communities in the key growth markets of Minneapolis, Minnesota and Denver, Colorado, consisting of 696 homes, for an aggregate purchase price of $169.3 million.

•
Exited slower-growth, less efficient markets in Topeka, Kansas, Sioux City, Iowa, and Sioux Falls, South Dakota, and sold five apartment communities in Bismarck, North Dakota, consisting of a total of 21 apartment communities, two commercial properties, and three parcels of land for an aggregate sale price of $203.1 million.

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•
Originated a $29.9 million construction loan and a $15.3 million mezzanine loan, in December 2019, for the development of a multifamily community located in Minneapolis, Minnesota. The loans are secured by mortgages and mature on December 31, 2023. We have an option to purchase the development.

•
Registered an ongoing at-the-market ("ATM") offering and sale of up to $150.0 million in common shares under our 2019 ATM program, from which we issued 308,444 common shares at an average price of $72.29 per share, net of commissions. Total consideration, net of commissions and issuance costs, were approximately $22.0 million in the year ended December 31, 2019.

•
Repurchased and retired approximately 465,000 common shares and Units for an aggregate cost of $26.2 million, including commissions, at an average price per share of $56.24, in the year ended December 31, 2019.

•
Entered into a $150.0 million private shelf agreement. Of the $150.0 million available under the private shelf agreement, we funded $75.0 million of Series A unsecured senior notes and $50.0 million of Series B unsecured senior notes. Proceeds from this private placement facility were used to repay outstanding amounts on IRET’s credit facility and retire mortgage debt. Following the funding of the Series B Notes, our average debt maturity duration increased to 6.0 years from 4.6 years while our weighted average interest rate of debt decreased from 4.3% at December 31, 2018 to 4.0% at December 31, 2019. The Company’s debt has decreased from 69% secured at December 31, 2018 to 51% secured at December 31, 2019.

Balance Sheet
At December 31, 2019, we had $226.5 million of total liquidity on our balance sheet, including $199.9 million available on our line of credit.
2020 Financial Overview
We are providing the following guidance for our 2020 calendar year performance.

2020 Calendar Year Financial Outlook
		Range for 2020
	2019 Actual	Low	High
Earnings Per Share - diluted	$6.00	$(1.35)	$(1.07)
FFO per Share - diluted	$4.05	$3.52	$3.80
Core FFO per Share - diluted	$3.72	$3.52	$3.80
Additional assumptions:

•	Same-store capital expenditures of $825 per home to $900 per home

•	Value-add expenditures of $10.0 million to $15.0 million

•	Investments of $66.0 million to $72.0 million
FFO and Core FFO are non-GAAP measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, please refer to "2020 Financial Outlook" in the Supplemental Information below.
Quarterly Distributions
On December 5, 2019, our Board of Trustees declared a regular quarterly distribution of $0.70 per share/unit (NYSE: IRET), payable on January 15, 2020 to common shareholders and unitholders of record on January 2, 2020. IRET has paid cash dividends to common shareholders and unitholders every quarter since its initial dividend payment in 1971. It represents an annualized rate of $2.80 per share/unit.
On December 5, 2019, our Board of Trustees also declared a dividend of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET-PC), payable on December 31, 2019, to holders of record on December 16, 2019. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.

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Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Thursday, February 20, 2020 at 10:00 AM ET		Replay available until March 5, 2020
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10137963
Supplemental Information
Supplemental Operating and Financial Data for the year ended December 31, 2019 (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104. Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Information, which accompanies this earnings release.
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities. As of December 31, 2019, IRET owned interests in 69 apartment communities consisting of 11,953 homes. IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET and IRET-PC, respectively).
Forward-Looking Statements
Certain statements in this press release are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of those words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements, as these statements are subject to known and unknown risks, uncertainties, and other factors beyond our control and could differ materially from our actual results and performance. Such risks and uncertainties are detailed from time to time in our filings with the SEC, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, in subsequent quarterly reports on Form 10-Q, and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

Investor Relations Contact Information
Jonathan Bishop
Vice President - Finance
Phone: 701-837-7104
E-mail: IR@iret.com

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Supplemental Financial and Operating Data
Table of Contents
December 31, 2019

Common Share Data (NYSE: IRET)

	Three Months Ended				Two Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
High Closing Price	$78.91	$74.67	$61.28	$61.50	$54.70
Low Closing Price	$71.74	$59.22	$57.19	$49.92	$47.00
Average Closing Price	$74.67	$66.83	$59.54	$58.11	$52.45
Closing Price at end of quarter	$72.50	$74.67	$58.67	$59.91	$49.07
Common Share Distributions—annualized	$2.80	$2.80	$2.80	$2.80	$2.80
Closing Dividend Yield - annualized	3.9%	3.8%	4.8%	4.7%	5.7%
Closing common shares outstanding (thousands)	12,099	11,625	11,656	11,768	11,942
Closing limited partnership units outstanding (thousands)	1,058	1,223	1,224	1,365	1,368
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$953,883	$959,360	$755,670	$786,798	$653,122

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IRET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended					Twelve months ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
REVENUE	$45,777	$47,436	$46,934	$45,608	$45,730	$185,755	$180,368
EXPENSES
Property operating expenses, excluding real estate taxes	14,018	14,485	13,942	14,804	13,292	57,249	55,910
Real estate taxes	4,835	5,425	5,574	5,232	5,098	21,066	20,171
Property management expenses	1,634	1,553	1,445	1,554	1,447	6,186	5,537
Casualty loss	205	178	92	641	540	1,116	815
Depreciation/amortization	18,972	18,751	18,437	18,111	18,812	74,271	77,624
Impairment of real estate investments	—	—	—	—	1,221	—	19,030
General and administrative expenses	3,647	3,448	3,549	3,806	3,769	14,450	14,883
TOTAL EXPENSES	$43,311	$43,840	$43,039	$44,148	$44,179	$174,338	$193,970
Operating income (loss)	2,466	3,596	3,895	1,460	1,551	11,417	(13,602)
Interest expense	(7,357)	(7,694)	(7,590)	(7,896)	(7,682)	(30,537)	(32,733)
Loss on extinguishment of debt	(864)	(1,087)	(407)	(2)	(5)	(2,360)	(678)
Interest and other income	702	498	468	424	483	2,092	2,027
Income (loss) before gain (loss) on sale of real estate and other investments, gain (loss) on litigation settlement, and income (loss) from discontinued operations	(5,053)	(4,687)	(3,634)	(6,014)	(5,653)	(19,388)	(44,986)
Gain (loss) on sale of real estate and other investments	57,850	39,105	615	54	612	97,624	12,011
Gain (loss) on litigation settlement	—	300	6,286	—	—	6,586	—
Income (loss) from continuing operations	52,797	34,718	3,267	(5,960)	(5,041)	84,822	(32,975)
Income (loss) from discontinued operations	—	—	—	—	—	—	14,690
Net income (loss)	$52,797	$34,718	$3,267	$(5,960)	$(5,041)	$84,822	$(18,285)
Dividends to preferred unitholders	(160)	(160)	(160)	(57)	—	(537)	—
Net (income) loss attributable to noncontrolling interest – Operating Partnership	(4,202)	(3,145)	(148)	743	665	(6,752)	2,553
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	223	183	154	576	270	1,136	709
Net income (loss) attributable to controlling interests	48,658	31,596	3,113	(4,698)	(4,106)	78,669	(15,023)
Dividends to preferred shareholders	(1,705)	(1,705)	(1,706)	(1,705)	(1,705)	(6,821)	(6,821)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$46,953	$29,891	$1,407	$(6,403)	$(5,811)	$71,848	$(21,844)

Per Share Data - Basic
Earnings (loss) per common share from continuing operations – basic	$3.95	$2.57	$0.11	$(0.54)	$(0.49)	$6.06	$(2.93)
Earnings (loss) per common share from discontinued operations – basic	—	—	—	—	—	—	1.10
Net earnings (loss) per common share – basic	$3.95	$2.57	$0.11	$(0.54)	$(0.49)	$6.06	$(1.83)
Per Share Data - Diluted
Earnings (loss) per common share from continuing operations – diluted	$3.89	$2.54	$0.11	$(0.54)	$(0.49)	$6.00	$(2.93)
Earnings (loss) per common share from discontinued operations – diluted	—	—	—	—	—	—	$1.10
Net earnings (loss) per common share – diluted	$3.89	$2.54	$0.11	$(0.54)	$(0.49)	$6.00	$(1.83)

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IRET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
ASSETS
Real estate investments
Property owned	$1,643,078	$1,720,352	$1,663,539	$1,673,158	$1,627,636
Less accumulated depreciation	(349,122)	(370,492)	(380,321)	(371,672)	(353,871)
	1,293,956	1,349,860	1,283,218	1,301,486	1,273,765
Unimproved land	1,376	1,376	1,746	2,252	5,301
Mortgage loans receivable	16,140	10,140	10,140	10,260	10,410
Total real estate investments	1,311,472	1,361,376	1,295,104	1,313,998	1,289,476
Cash and cash equivalents	26,579	8,500	17,406	23,329	13,792
Restricted cash	19,538	3,339	4,672	4,819	5,464
Other assets	34,829	30,589	30,626	29,166	27,265
TOTAL ASSETS	$1,392,418	$1,403,804	$1,347,808	$1,371,312	$1,335,997

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$47,155	$40,546	$44,766	$40,697	$40,892
Revolving line of credit	50,079	103,143	177,939	118,677	57,500
Notes payable, net of loan costs	269,058	269,006	144,082	144,036	143,991
Mortgages payable, net of loan costs	329,664	360,886	370,461	430,950	444,197
TOTAL LIABILITIES	$695,956	$773,581	$737,248	$734,360	$686,580

REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	$—	$—	$—	$—	$5,968
SERIES D PREFERRED UNITS	16,560	16,560	16,560	16,560	—
EQUITY
Series C Preferred Shares of Beneficial Interest	99,456	99,456	99,456	99,456	99,456
Common Shares of Beneficial Interest	917,400	886,598	888,541	895,381	899,234
Accumulated distributions in excess of net income	(390,196)	(428,680)	(450,433)	(443,661)	(429,048)
Accumulated other comprehensive income (loss)	(7,607)	(9,793)	(7,598)	(3,139)	(856)
Total shareholders’ equity	$619,053	$547,581	$529,966	$548,037	$568,786
Noncontrolling interests – Operating Partnership	55,284	60,169	57,902	66,060	67,916
Noncontrolling interests – consolidated real estate entities	5,565	5,913	6,132	6,295	6,747
Total equity	$679,902	$613,663	$594,000	$620,392	$643,449
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND EQUITY	$1,392,418	$1,403,804	$1,347,808	$1,371,312	$1,335,997

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IRET
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP measures, as calculated by us, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP measures exactly as we do.
We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for the entirety of the periods being compared, and, in the case of development properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, we determine the composition of our same-store pool for that year as well as adjust the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.
Reconciliation of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Operating income (loss)	$2,466	$1,551	$915	59.0%	$11,417	$(13,602)	$25,019	(183.9)%
Adjustments:
Property management expenses	1,634	1,447	187	12.9%	6,186	5,537	649	11.7%
Casualty loss	205	540	(335)	(62.0)%	1,116	815	301	36.9%
Depreciation and amortization	18,972	18,812	160	0.9%	74,271	77,624	(3,353)	(4.3)%
Impairment	—	1,221	(1,221)	(100.0)%	—	19,030	(19,030)	(100.0)%
General and administrative expenses	3,647	3,769	(122)	(3.2)%	14,450	14,883	(433)	(2.9)%
Net operating income	$26,924	$27,340	$(416)	(1.5)%	$107,440	$104,287	$3,153	3.0%

Revenue
Same-store	$34,303	$33,374	$929	2.8%	$135,939	$131,149	$4,790	3.7%
Non-same-store	8,089	4,608	3,481	75.5%	25,495	15,646	9,849	62.9%
Other properties and dispositions	3,385	7,748	(4,363)	(56.3)%	24,321	33,573	(9,252)	(27.6)%
Total	45,777	45,730	47	0.1%	185,755	180,368	5,387	3.0%

Property operating expenses, including real estate taxes
Same-store	14,715	13,832	883	6.4%	58,155	56,047	2,108	3.8%
Non-same-store	2,704	1,404	1,300	92.6%	9,031	5,518	3,513	63.7%
Other properties and dispositions	1,434	3,154	(1,720)	(54.5)%	11,129	14,516	(3,387)	(23.3)%
Total	18,853	18,390	463	2.5%	78,315	76,081	2,234	2.9%

Net operating income
Same-store	19,588	19,542	46	0.2%	77,784	75,102	2,682	3.6%
Non-same-store	5,385	3,204	2,181	68.1%	16,464	10,128	6,336	62.6%
Other properties and dispositions	1,951	4,594	(2,643)	(57.5)%	13,192	19,057	(5,865)	(30.8)%
Total	$26,924	$27,340	$(416)	(1.5)%	$107,440	$104,287	$3,153	3.0%

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Same-Store Expense Comparison

	(in thousands, except percentages)
	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Controllable expenses
Compensation	$3,921	$3,731	$190	5.1%	$15,267	$15,555	$(288)	(1.9)%
Repairs and maintenance	2,904	2,429	475	19.6%	11,137	10,452	685	6.6%
Utilities	2,411	2,364	47	2.0%	9,923	9,756	167	1.7%
Administrative and marketing	771	743	28	3.8%	3,024	2,891	133	4.6%
Total	$10,007	$9,267	$740	8.0%	$39,351	$38,654	$697	1.8%

Non-controllable expenses
Real estate taxes	$3,639	$3,766	$(127)	(3.4)%	$15,116	$14,853	$263	1.8%
Insurance	1,069	799	270	33.8%	3,688	2,540	1,148	45.2%
Total	4,708	4,565	143	3.1%	18,804	17,393	1,411	8.1%

Total	$14,715	$13,832	$883	6.4%	$58,155	$56,047	$2,108	3.8%
Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations
We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:

•	depreciation and amortization related to real estate;

•	gains and losses from the sale of certain real estate assets; and

•	impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Due to the limitations of the FFO definition adopted by Nareit, we have made certain interpretations in applying the definition. We believe that all such interpretations not specifically provided for in the Nareit definition are consistent with the definition. Nareit's FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from FFO, and a REIT has the option to exclude impairment write-downs of assets that are incidental to the main business.
We believe that FFO, which is a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation excludes depreciation and amortization expense on real estate assets, thereby providing an additional perspective on our operating results. We believe that GAAP historical cost depreciation of real estate assets is not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. The exclusion in Nareit’s definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments, and assists management and investors in comparing those operating results between periods.
While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions.
Core Funds from Operations ("Core FFO") is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as an indication of financial performance, or as an alternative to cash flows from operations as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions to shareholders. Core FFO is a non-GAAP and non-standardized measure that may

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be calculated differently by other REITs and that should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands, except per share amounts)
	Three Months Ended					Twelve Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/19	12/31/2018	12/31/2019	12/31/2018
Net (loss) income available to common shareholders	$46,953	$29,891	$1,407	$(6,403)	$(5,811)	$71,848	$(21,844)
Adjustments:
Noncontrolling interests - Operating Partnership	4,202	3,145	148	(743)	(665)	6,752	(2,553)
Depreciation and amortization	18,972	18,751	18,437	18,111	18,812	74,271	77,624
Less depreciation - non real estate	(88)	(71)	(79)	(85)	(76)	(322)	(305)
Less depreciation - partially owned entities	(454)	(452)	(474)	(678)	(680)	(2,059)	(2,795)
Impairment of real estate	—	—	—	—	1,221	—	19,030
Gain on sale of real estate	(57,850)	(39,105)	(615)	(54)	(612)	(97,624)	(25,245)
FFO applicable to common shares and Units	$11,735	$12,159	$18,824	$10,148	$12,189	$52,866	$43,912

Adjustments to Core FFO:
Casualty loss write off	—	—	—	—	43	—	43
Loss on extinguishment of debt	864	1,087	407	2	5	2,360	678
Gain on litigation settlement	—	(300)	(6,286)	—	—	(6,586)	—
Severance and transitions costs	—	—	—	—	—	—	811
Other miscellaneous items	(113)	—	—	—	—	(113)	—
Core FFO applicable to common shares and Units	$12,486	$12,946	$12,945	$10,150	$12,237	$48,527	$45,444

FFO applicable to common shares and Units	$11,735	$12,159	$18,824	$10,148	$12,189	$52,866	$43,912
Dividends to preferred unitholders	160	160	160	57	—	537	—
FFO applicable to common shares and Units - diluted	$11,895	$12,319	$18,984	$10,205	$12,189	$53,403	$43,912

Core FFO applicable to common shares and Units	$12,486	$12,946	$12,945	$10,150	$12,237	$48,527	$45,444
Dividends to preferred unitholders	160	160	160	57	—	537	—
Core FFO applicable to common shares and Units - diluted	$12,646	$13,106	$13,105	$10,207	$12,237	$49,064	$45,444

Per Share Data
Earnings (loss) per share and unit - diluted	$3.89	$2.54	$0.12	$(0.54)	$(0.49)	$6.00	$(1.83)
FFO per share and unit - diluted	$0.90	$0.93	$1.45	$0.77	$0.92	$4.05	$3.29
Core FFO per share and unit - diluted	$0.96	$0.99	$1.00	$0.77	$0.92	$3.72	$3.41

Weighted average shares and units - diluted	13,188	13,087	13,197	13,230	13,317	13,182	13,344

S-6

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, gain on litigation settlement, and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses.

	(in thousands)
	Three Months Ended					Twelve Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Net income (loss) attributable to controlling interests	$48,658	$31,596	$3,113	$(4,698)	$(4,106)	$78,669	$(15,023)
Adjustments:
Dividends to preferred unitholders	160	160	160	57	—	537	—
Noncontrolling interests – Operating Partnership	4,202	3,145	148	(743)	(665)	6,752	(2,553)
Income (loss) before noncontrolling interests – Operating Partnership	53,020	34,901	3,421	(5,384)	(4,771)	85,958	(17,576)
Adjustments:
Interest expense	7,112	7,448	7,343	7,558	7,336	29,461	31,193
Loss on extinguishment of debt	864	1,087	407	2	4	2,360	677
Depreciation/amortization related to real estate investments	18,518	18,299	17,963	17,433	18,133	72,213	74,832
Impairment of real estate investments	—	—	—	—	1,221	—	19,030
Interest income	(415)	(402)	(402)	(407)	(465)	(1,626)	(1,933)
Gain (loss) on sale of real estate and other investments	(57,850)	(39,105)	(615)	(54)	(611)	(97,624)	(25,244)
Gain on litigation settlement	—	(300)	(6,286)	—	—	(6,586)	—
Other miscellaneous items	(113)	—	—	—	—	(113)	—
Adjusted EBITDA	$21,136	$21,928	$21,831	$19,148	$20,847	$84,043	$80,979

S-7

IRET
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt(1)	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(2)
2020	$9,533	$—	$79	$9,612	1.5%	4.84%
2021	36,097	—	—	36,097	5.5%	5.36%
2022	34,449	50,000	—	84,449	13.0%	3.80%
2023	48,226	—	—	48,226	7.4%	4.02%
2024	—	70,000	—	70,000	10.7%	3.68%
Thereafter	203,071	200,000	—	403,071	61.9%	3.90%
Total debt	$331,376	$320,000	$79	$651,455	100.0%	3.97%

(1)	Term loans have variable interest rates that are fixed with interest rate swaps and $50.0 million of our variable interest, primary line of credit is fixed with an interest rate swap.

(2)	Weighted average interest rate of debt that matures during the year, including the effect of interest rate swaps on the term loans and line of credit.

	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Debt Balances Outstanding(1)
Secured fixed rate	$331,376	$362,731	$371,951	$432,588	$445,974
Unsecured fixed rate line of credit(2)	50,000	50,000	50,000	—	—
Secured line of credit(3)	—	—	15,000	15,000	—
Unsecured variable rate line of credit	79	53,143	112,939	103,677	57,500
Unsecured term loans	145,000	145,000	145,000	145,000	145,000
Unsecured senior notes	125,000	125,000	—	—	—
Debt total	$651,455	$735,874	$694,890	$696,265	$648,474

Quarterly Weighted Average Interest Rates
Mortgage debt	4.02%	4.15%	4.37%	4.54%	4.58%
Lines of credit (rate with swap)	3.52%	3.73%	3.91%	3.89%	3.72%
Term loan (rate with swap)	4.19%	4.14%	4.14%	3.99%	4.01%
Senior notes	3.78%	3.78%	—	—	—

(1)	Includes mortgages on properties held for sale.

(2)	A portion of our primary line of credit is fixed through an interest rate swap.

(3)
Our revolving line of credit consists primarily of unsecured borrowings. A portion of the line was secured in connection with our acquisition of SouthFork Townhomes, under an agreement which allowed us to offer the seller tax protection upon purchase.

Debt Maturity by Quarter for the Next Two Years

Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2020	$—	$79	$—	$9,533	$9,612
2021	15,078	2,043	18,976	—	36,097
					$45,709

S-8

IRET
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Equity Capitalization
Common shares outstanding	12,099	11,625	11,656	11,768	11,942
Operating partnership units outstanding	1,058	1,223	1,224	1,365	1,368
Total common shares and Units outstanding	13,157	12,848	12,880	13,133	13,310
Market price per common share (closing price at end of period)	$72.50	$74.67	$58.67	$59.91	$49.07
Equity capitalization-common shares and Units	$953,883	$959,360	$755,670	$786,798	$653,122
Recorded book value of preferred shares	$99,456	$99,456	$99,456	$99,456	$99,456
Total equity capitalization	$1,053,339	$1,058,816	$855,126	$886,254	$752,578

Series D Preferred Units	$16,560	$16,560	$16,560	$16,560	—

Debt Capitalization
Total debt	651,455	735,874	694,889	696,265	648,474
Total capitalization	$1,721,354	$1,811,250	$1,566,575	$1,599,079	$1,401,052

Total debt to total capitalization(1)	37.8%	40.6%	44.4%	43.5%	46.3%

(1)
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of common shares, operating partnership units, Series C preferred shares, and Series D preferred units outstanding at the end of the period.

	Three Months Ended										Twelve Months Ended
	12/31/2019		9/30/2019		6/30/2019		3/31/2019		12/31/2018		12/31/2019		12/31/2018
Debt service coverage ratio(1)	2.39	x	2.26	x	2.24	x	1.86	x	2.07	x	2.18	x	1.77	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	1.98	x	1.90	x	1.88	x	1.58	x	1.77	x	1.83	x	1.64	x
Net debt/Adjusted EBITDA(4)	7.19	x	8.29	x	7.76	x	8.79	x	7.61	x	7.23	x	7.84	x
Net debt and preferred equity/Adjusted EBITDA(4)	8.56	x	9.62	x	9.09	x	10.30	x	8.80	x	8.61	x	9.07	x

Distribution Data
Common shares and units outstanding at record date	13,157		12,848		12,914		13,135		13,276		13,157		13,276
Total common distribution declared	$9,210		$8,994		$9,039		$9,195		$9,293		$36,438		$37,372
Common distribution per share and unit	$0.70		$0.70		$0.70		$0.70		$0.70		$2.80		$2.80
Payout ratio (FFO per diluted share and unit basis)(2)	77.8%		75.3%		48.3%		90.9%		76.1%		69.1%		85.1%
Payout ratio (Core FFO per diluted share and unit basis)(3)	72.9%		70.7%		70.0%		90.9%		76.1%		75.3%		82.1%

(1)	Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.

(2)
Payout ratio (FFO per diluted share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per diluted share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

(3)
Payout ratio (Core FFO per diluted share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per diluted share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

(4)
Net debt is the total debt balance less cash and cash equivalents and net tax deferred exchange proceeds (included within restricted cash). For the quarterly period presented, adjusted EBITDA is annualized. Net debt and adjusted EBITDA are non-GAAP measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Non-GAAP Financial Measures and Reconciliations section.

S-9

IRET
SAME-STORE FOURTH QUARTER COMPARISONS
($ in thousands)

	Homes Included	Revenues			Expenses			NOI
Regions		CY19Q4	CY18Q4	% Change	CY19Q4	CY18Q4	% Change	CY19Q4	CY18Q4	% Change
Minneapolis, MN	1,796	$7,788	$7,542	3.3%	$3,428	$3,026	13.3%	$4,360	$4,516	(3.5)%
Rochester, MN	1,711	6,385	6,227	2.5%	2,571	2,367	8.6%	3,814	3,860	(1.2)%
Grand Forks, ND	1,555	4,329	4,125	4.9%	1,980	1,906	3.9%	2,349	2,219	5.9%
Omaha, NE	1,370	3,751	3,771	(0.5)%	1,721	1,535	12.1%	2,030	2,236	(9.2)%
St. Cloud, MN	1,190	3,550	3,473	2.2%	1,719	1,484	15.8%	1,831	1,989	(7.9)%
Bismarck, ND	845	2,755	2,595	6.2%	982	1,128	(12.9)%	1,773	1,467	20.9%
Billings, MT	749	2,182	2,115	3.2%	816	822	(0.7)%	1,366	1,293	5.6%
Minot, ND	712	2,123	2,155	(1.5)%	921	1,037	(11.2)%	1,202	1,118	7.5%
Rapid City, SD	474	1,440	1,371	5.0%	577	527	9.5%	863	844	2.3%
Same-Store Total	10,402	$34,303	$33,374	2.8%	$14,715	$13,832	6.4%	$19,588	$19,542	0.2%

	% of NOI	Weighted Average Occupancy (1)			Weighted Average Monthly Rental Rate (2)			Weighted Average Monthly Revenue per Occupied Home (3)
Regions		CY19Q4	CY18Q4	Growth	CY19Q4	CY18Q4	% Change	CY19Q4	CY18Q4	% Change
Minneapolis, MN	22.3%	91.9%	92.7%	(0.8)%	$1,467	$1,418	3.5%	$1,573	$1,511	4.1%
Rochester, MN	19.5%	94.5%	95.1%	(0.6)%	1,251	1,212	3.2%	1,316	1,276	3.1%
Grand Forks, ND	12.0%	94.8%	91.8%	3.0%	903	913	(1.1)%	978	964	1.9%
Omaha, NE	10.4%	93.5%	95.8%	(2.3)%	897	876	2.4%	977	958	1.8%
St. Cloud, MN	9.3%	94.0%	95.2%	(1.2)%	950	945	0.5%	1,058	1,021	3.4%
Bismarck, ND	9.0%	96.4%	94.0%	2.4%	1,045	1,035	1.0%	1,127	1,090	3.8%
Billings, MT	7.0%	95.4%	96.5%	(1.1)%	935	906	3.2%	1,017	976	4.3%
Minot, ND	6.1%	94.3%	96.4%	(2.1)%	997	1,001	(0.4)%	1,054	1,046	0.6%
Rapid City, SD	4.4%	96.2%	96.7%	(0.5)%	961	933	3.0%	1,052	996	5.5%
Same-Store Total	100.0%	94.0%	94.3%	(0.3)%	$1,085	$1,064	2.0%	$1,169	$1,134	3.1%

(1)	Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent.

(2)
Weighted average monthly rental rate is scheduled rental revenue divided by the total number of homes. Scheduled rental revenue represents the value of all homes, with occupied homes valued at contractual rates pursuant to leases and vacant homes valued at estimated market rents. When calculating actual rents for occupied homes and market rents for vacant homes, delinquencies and concessions are not taken into account. The currently offered effective rates on new leases at the community are used as the starting point in determination of the market rates of vacant homes.

(3)	Weighted average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

S-10

IRET
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
($ in thousands)

	Homes Included	Revenues			Expenses			NOI
Regions		CY19Q4	CY19Q3	% Change	CY19Q4	CY19Q3	% Change	CY19Q4	CY19Q3	% Change
Minneapolis, MN	1,796	$7,788	$7,773	0.2%	$3,428	$3,360	2.0%	$4,360	$4,413	(1.2)%
Rochester, MN	1,711	6,385	6,446	(0.9)%	2,571	2,386	7.8%	3,814	4,060	(6.1)%
Grand Forks, ND	1,555	4,329	4,287	1.0%	1,980	1,882	5.2%	2,349	2,405	(2.3)%
Omaha, NE	1,370	3,751	3,738	0.3%	1,721	1,740	(1.1)%	2,030	1,998	1.6%
St. Cloud, MN	1,190	3,550	3,517	0.9%	1,719	1,557	10.4%	1,831	1,960	(6.6)%
Bismarck, ND	845	2,755	2,707	1.8%	982	1,069	(8.1)%	1,773	1,638	8.2%
Billings, MT	749	2,182	2,144	1.8%	816	882	(7.5)%	1,366	1,262	8.2%
Minot, ND	712	2,123	2,117	0.3%	921	1,035	(11.0)%	1,202	1,082	11.1%
Rapid City, SD	474	1,440	1,424	1.1%	577	574	0.5%	863	850	1.5%
Same-Store Total	10,402	$34,303	$34,153	0.4%	$14,715	$14,485	1.6%	$19,588	$19,668	(0.4)%

	% of NOI	Weighted Average Occupancy			Weighted Average Monthly Rental Rate			Weighted Average Monthly Revenue per Occupied Home
Regions		CY19Q4	CY19Q3	Growth	CY19Q4	CY19Q3	% Change	CY19Q4	CY19Q3	% Change
Minneapolis, MN	22.3%	91.9%	90.8%	1.1%	$1,467	$1,478	(0.7)%	$1,573	$1,590	(0.9)%
Rochester, MN	19.5%	94.5%	94.6%	(0.1)%	1,251	1,257	(0.5)%	1,316	1,327	(0.8)%
Grand Forks, ND	12.0%	94.8%	94.1%	0.7%	903	908	(0.6)%	978	977	0.3%
Omaha, NE	10.4%	93.5%	93.0%	0.5%	897	900	(0.3)%	977	977	(0.2)%
St. Cloud, MN	9.3%	94.0%	93.8%	0.2%	950	959	(0.9)%	1,058	1,050	0.7%
Bismarck, ND	9.0%	96.4%	93.8%	2.6%	1,045	1,055	(0.9)%	1,127	1,138	(0.8)%
Billings, MT	7.0%	95.4%	95.0%	0.4%	935	941	(0.6)%	1,017	1,004	1.4%
Minot, ND	6.1%	94.3%	93.9%	0.4%	997	999	(0.2)%	1,054	1,055	(0.1)%
Rapid City, SD	4.4%	96.2%	96.1%	0.1%	961	963	(0.2)%	1,052	1,042	1.0%
Same-Store Total	100.0%	94.0%	93.4%	0.6%	$1,085	$1,092	(0.6)%	$1,169	$1,172	(0.2)%

S-11

IRET
SAME-STORE YEAR-TO-DATE COMPARISONS
($ in thousands)

	Homes Included	Revenues			Expenses			NOI
Regions		CY19	CY18	% Change	CY19	CY18	% Change	CY19	CY18	% Change
Minneapolis, MN	1,796	$31,086	$29,428	5.6%	$13,108	$12,010	9.1%	$17,978	$17,418	3.2%
Rochester, MN	1,711	25,345	24,382	3.9%	9,861	9,686	1.8%	15,484	14,696	5.4%
Grand Forks, ND	1,555	16,975	16,691	1.7%	7,937	7,749	2.4%	9,038	8,942	1.1%
Omaha, NE	1,370	14,949	14,799	1.0%	6,870	6,452	6.5%	8,079	8,347	(3.2)%
St. Cloud, MN	1,190	14,127	13,563	4.2%	6,609	6,320	4.6%	7,518	7,243	3.8%
Bismarck, ND	845	10,797	10,418	3.6%	4,214	4,301	(2.0)%	6,583	6,117	7.6%
Billings, MT	749	8,555	8,125	5.3%	3,273	3,063	6.9%	5,282	5,062	4.3%
Minot, ND	712	8,503	8,367	1.6%	3,999	4,215	(5.1)%	4,504	4,152	8.5%
Rapid City, SD	474	5,602	5,376	4.2%	2,284	2,251	1.5%	3,318	3,125	6.2%
Same-Store Total	10,402	$135,939	$131,149	3.7%	$58,155	$56,047	3.8%	$77,784	$75,102	3.6%

	% of NOI	Weighted Average Occupancy			Weighted Average Monthly Rental Rate			Weighted Average Monthly Revenue per Occupied Home
Regions		CY19	CY18	Growth	CY19	CY18	% Change	CY19	CY18	% Change
Minneapolis, MN	23.1%	92.7%	91.8%	0.9%	$1,448	$1,401	3.4%	$1,556	$1,488	4.7%
Rochester, MN	19.9%	95.2%	93.9%	1.3%	1,237	1,217	1.6%	1,296	1,265	2.7%
Grand Forks, ND	11.6%	94.1%	93.0%	1.1%	906	915	(1.0)%	967	962	0.6%
Omaha, NE	10.4%	93.8%	95.0%	(1.2)%	889	870	2.2%	970	947	2.2%
St. Cloud, MN	9.7%	94.7%	94.5%	0.2%	950	929	2.3%	1,044	1,005	4.0%
Bismarck, ND	8.5%	95.2%	93.9%	1.3%	1,043	1,044	(0.1)%	1,118	1,094	2.3%
Billings, MT	6.8%	95.6%	93.2%	2.4%	926	911	1.6%	996	970	2.9%
Minot, ND	5.8%	94.8%	94.9%	(0.1)%	997	1,002	(0.5)%	1,050	1,032	1.7%
Rapid City, SD	4.2%	96.1%	95.6%	0.5%	950	922	3.0%	1,025	988	3.7%
Same-Store Total	100.0%	94.3%	93.6%	0.7%	$1,078	$1,061	1.6%	$1,155	$1,123	3.0%

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PORTFOLIO SUMMARY (1)

	Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Number of Units
Same-Store	10,402	11,785	12,848	12,848	12,847
Non-Same-Store	1,551	1,551	1,127	1,127	855
All Properties	11,953	13,336	13,975	13,975	13,702

Average Scheduled Rent(2) per Unit
Same-Store	$1,085	$1,062	$1,028	$1,013	$1,018
Non-Same-Store	1,722	1,742	1,692	1,772	1,797
All Properties	$1,168	$1,123	$1,081	$1,064	$1,066

Average Revenue per Occupied Home(3)
Same-Store	$1,169	$1,141	$1,101	$1,075	$1,082
Non-Same-Store	1,869	1,887	1,848	1,943	1,939
All Properties	$1,260	$1,210	$1,161	$1,134	$1,136

Weighted Average Occupancy(4)
Same-Store	94.0%	93.3%	94.3%	95.6%	94.4%
Non-Same-Store	93.0%	94.2%	94.8%	94.9%	92.7%
All Properties	93.8%	93.4%	94.4%	95.5%	94.2%

Operating Expenses as a % of Scheduled Rent
Same-Store	43.5%	43.0%	42.8%	45.6%	42.4%
Non-Same-Store	33.8%	38.1%	37.4%	37.6%	30.5%
All Properties	41.6%	42.3%	42.2%	44.7%	41.1%

Capital Expenditures
Total Capital Expenditures per Home – Same-Store	$427	$178	$192	$80	$254

(1)	Previously reported amounts are not revised for changes in the composition of the same-store properties pool.

(2)
Scheduled rent represents the value of all homes, with occupied homes valued at contractual rates pursuant to leases and vacant homes valued at estimated market rents. When calculating actual rents for occupied homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant homes. Average scheduled rent is scheduled rent divided by the total number of homes.

(3)	Total revenues divided by the weighted average occupied homes for the period.

(4)
Weighted average occupancy is the percentage resulting from dividing actual rental revenue by scheduled rent. We believe that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy, and our calculation of weighted average occupancy may not be comparable to that disclosed by other real estate companies.

S-13

IRET
CAPITAL EXPENDITURES
($ in thousands, except per home amounts)

	Three Months Ended
	12/31/2019	12/31/2018
Total Multifamily Same-Store Homes	10,402	10,402

Turnover	$852	$859
Furniture & Equipment	110	142
Building - Interior	138	249
Building - Exterior	2,370	1,220
Landscaping & Grounds	973	303
Capital Expenditures	$4,443	$2,773
CapEx per Home	$427	$267

Value Add	$1,713	$305
Total Capital Spend	$6,156	$3,078
Total Capital Spend per Home	$592	$296

All Properties - Weighted Average Homes	12,599	13,702

Capital Expenditures	$4,939	$3,810
CapEx per Home	392	278

Value Add	2,014	316
Acquisition Capital	1,814	$62
Total Capital Spend	$8,767	$4,188
Total Capital Spend per Home	$696	$306

	Twelve Months Ended
	12/31/2019	12/31/2018
Total Multifamily Same-Store Homes	10,402	10,402

Turnover	$3,140	$3,558
Furniture & Equipment	294	324
Building - Interior	306	515
Building - Exterior	3,466	3,073
Landscaping & Grounds	1,854	1,109
Capital Expenditures	$9,060	$8,579
CapEx per Home	$871	$825

Value Add	$4,375	$1,836
Total Capital Spend	$13,435	$10,415
Total Capital Spend per Home	$1,292	$1,001

All Properties - Weighted Average Homes	13,552	13,875

Capital Expenditures	$11,128	$11,554
CapEx per Home	821	833

Value Add	5,011	1,882
Acquisition Capital	3,713	1,749
Total Capital Spend	$19,852	$15,185
Total Capital Spend per Home	$1,465	$1,094

S-14

IRET
2020 Financial Outlook
($ in thousands, except per share amounts)
We are providing guidance for 2020.

	12 Months Ended	2020 Full-Year Guidance Range
	December 31, 2019	Low	High
	Actuals	Amount	Amount
Same-store growth (1)
Revenue	$155,414	2.50%	4.00%

Controllable expenses	$43,670	1.50%	3.00%
Non-controllable expenses	$21,229	10.50%	12.50%
Total Expenses	$64,899	4.50%	6.00%
Same-store NOI (1)	$90,515	1.00%	3.00%

Components of NOI
Same-store NOI (1)	$90,515	$91,420	$93,230
Non-same-store NOI (1)	$3,733	$8,375	$8,670
Other Commercial NOI (1)	$2,357	$2,605	$2,800
Other Sold NOI (1)	$10,835	—	—

Total NOI	$107,440	$102,400	$104,700

Accretion from investments	—	1,450	1,550

Interest expense	$(30,537)	(27,700)	(27,300)
Preferred dividends	(6,821)	(6,800)	(6,800)

Recurring income and expenses
Interest and other income	$1,914	2,050	2,150
General and administrative	(14,384)	(14,650)	(14,350)
Property management expenses	(6,186)	(6,725)	(6,475)
Casualty losses	(1,116)	(1,400)	(1,150)
Non-real estate depreciation and amortization	(322)	(300)	(300)
Non-controlling interest	(924)	(1,125)	(1,075)
Total recurring income and expenses	$(21,018)	(22,150)	$(21,200)

FFO	$53,403	$47,200	$50,950
FFO per diluted share	$4.05	$3.52	$3.80

Non-core income and expenses
Gain (loss) on early retirement of debt, net	$(2,360)	$—	$—
Gain (loss) on litigation settlement	6,586	—	—
Other miscellaneous items	113	—	—
Total non-core income and expenses	$4,339	$—	$—

Core FFO	$49,064	$47,200	$50,950
Core FFO per diluted share	$3.72	$3.52	$3.80

EPS - Diluted	$6.00	$(1.35)	$(1.07)
Weighted average shares outstanding - diluted	13,182	13,410	13,410

(1)	Amounts for the year ended December 31, 2019 reflect the 2020 same-store pool.
Additional assumptions:

•	Same-store capital expenditures of $825 per home to $900 per home

•	Value-add expenditures of $10.0 million to $15.0 million

•	Investments of $66.0 million to $72.0 million

S-15

Reconciliation of Net Income (Loss) Available to Common Shareholders to FFO and Core FFO
The following table presents reconciliations of Net income (loss) available to common shareholders to FFO and Core FFO, which are non-GAAP measures described in greater detail under "Non-GAAP Financial Measures and Reconciliations." They should not be considered as alternatives to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions. The outlook and projections provided below are based on current expectations and are forward-looking.

		Outlook
	12 Months Ended	12 Months Ended
	December 31, 2019	December 31, 2020
	Amount	Low	High
Net income (loss) available to common shareholders	$71,848	$(17,340)	$(13,590)
Noncontrolling interests - Operating Partnership	6,752	(1,380)	(1,380)
Depreciation and amortization	71,890	65,280	65,280
Gain on sale of real estate attributable to controlling interests	(97,624)	—	—
Dividends to preferred unitholders	$537	$640	$640
FFO applicable to common shares and Units	$53,403	$47,200	$50,950

Adjustments to Core FFO:
Casualty loss write off	—	—	—
Loss on extinguishment of debt	2,360	—	—
Gain on litigation settlement	(6,586)	—	—
Other miscellaneous items	(113)	—	—
Core FFO applicable to common shares and Units	$49,064	$47,200	$50,950

Earnings per share - diluted	$6.00	$(1.35)	$(1.07)
FFO per share - diluted	$4.05	$3.52	$3.80
Core FFO per share - diluted	$3.72	$3.52	$3.80

S-16